================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                 AUGUST 5, 1998

                                   ----------

                              RENTERS CHOICE, INC.
               (Exact name of registrant as specified in charter)




DELAWARE                             0-25370                          48-1024367
(State or Other Jurisdiction       (Commission                     (IRS Employer
of Incorporation)                  File Number)              Identification No.)


13800 MONTFORT DRIVE
SUITE 300
DALLAS, TEXAS                                                              75240
(Address of Principal Executive Offices)                              (Zip Code)


                                 (972) 701-0489
                             (Registrant's telephone
                          number, including area code)


                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 2.   ACQUISITION OF ASSETS

          On August 5, 1998, the Registrant purchased 100% of the capital stock of Thorn Americas, Inc. ("Thorn Americas") for approximately $900 million (including the repayment of certain debt of Thorn Americas), subject to adjustment, pursuant to that certain Stock Purchase Agreement, dated June 16, 1998, by and among the Registrant, Thorn International BV and Thorn plc (the "Stock Purchase Agreement"). Immediately following the closing, Thorn Americas name was changed to Rent-A- Center, Inc. Prior to its acquisition by the Registrant, Thorn Americas was the largest rent-to-own operator with 1,404 company-owned stores and 65 franchised stores. Thorn Americas operated under three brand names, "Rent-A-Center," "Remco" and "U-Can Rent." In addition, Thorn Americas operated certain non-rent-to-own businesses, including automobile retailing, credit retailing and check cashing that represented less than 2.3% of Thorn Americas revenues during the fiscal year ended March 31, 1998.

          Pursuant to the Stock Purchase Agreement, the Registrant paid the purchase price in cash and repaid certain debt of Thorn Americas owed to a subsidiary of Thorn plc. The total purchase price and structure of the consideration paid was determined by negotiation between the Registrant and Thorn plc. The source of the cash consideration was the proceeds from (i) a newly established $926.25 million senior credit facility with Chase Manhattan Bank, as Administrative Agent, Comerica Bank, as Documentation Agent, and NationsBank, N.A., as Syndication Agent, (ii) a $175 million senior subordinated credit facility with The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Arranger, and (iii) the issuance of $235 million of preferred stock to Apollo Investment Fund IV, L.P. These proceeds were also used to retire the Registrants prior revolving credit facility with Comerica Bank, as Agent. There was no material relationship between
          (i) the Registrant, any of its affiliates, any of its officers or directors, or any associate of such officers and directors, and (ii) Thorn Americas, Thorn International BV, or Thorn plc, any affiliates of Thorn Americas, Thorn International BV, or Thorn plc, any of the officers or directors of Thorn Americas, Thorn International BV, or Thorn plc or any associate of such officers and directors.

          The Registrant intends to continue operating the acquired stores as rent-to-own stores and discontinue Thorn Americas non-rent-to-own businesses. Thorn Americas generated approximately $880 million in rent-to-own revenue during its fiscal year 1998.

          The Registrant is the largest rent-to-own operator and franchisor in the United States. The Registrant operates 2,084 company owned stores and franchises 343 stores in all 50 states and Puerto Rico and the District of Columbia.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            Report of Independent Auditors

            Balance Sheets as of March 31, 1997 and 1998

            Statements of Operations for the years ended March 31, 1996, 1997 and 1998

            Statements of Stockholder's Equity for the years ended March 31,
              1996, 1997 and 1998

            Statements of Cash Flows for the years ended March 31, 1996, 1997 and 1998

            Notes to Financial Statements

                        CONSOLIDATED FINANCIAL STATEMENTS

                      THORN AMERICAS, INC. AND SUBSIDIARIES

                    YEARS ENDED MARCH 31, 1996, 1997 AND 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

                      THORN Americas, Inc. and Subsidiaries

                        Consolidated Financial Statements

                    Years ended March 31, 1996, 1997 and 1998
                       With Report of Independent Auditors


                                    CONTENTS

Report of Independent Auditors..............................................  1

Consolidated Financial Statements

Balance Sheets..............................................................  2
Statements of Operations....................................................  4
Statements of Stockholder's Equity..........................................  5
Statements of Cash Flows ...................................................  6
Notes to Financial Statements...............................................  8

                         Report of Independent Auditors


The Board of Directors
THORN Americas, Inc.

We have audited the accompanying consolidated balance sheets of THORN Americas, Inc. and subsidiaries as of March 31, 1997 and 1998, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of THORN Americas, Inc. and subsidiaries at March 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                       ERNST & YOUNG LLP

April 24, 1998
except for Note 14, as to which
the date is June 25, 1998
Wichita, Kansas

                      THORN Americas, Inc. and Subsidiaries

                           Consolidated Balance Sheets
                  (Dollars in thousands, except share amounts)


                                                                                    JUNE 30
                                                             MARCH 31                1998
                                                       1997           1998        (UNAUDITED)
                                                    ----------     ----------     -----------
Cash                                                $   26,077     $   23,755     $   27,486
Accounts receivable - other                             10,339         26,937         22,322
Accounts receivable - affiliated companies, net
                                                        62,101         15,024            702
Prepaid expenses                                         9,169          8,114          8,555
Deferred income taxes                                   21,209         21,113         21,113
Merchandise and auto inventory                          38,231         39,443         43,068
Rental merchandise, at cost                            509,183        521,482        539,539
   Less accumulated depreciation                       233,171        228,517        235,857
                                                    ----------     ----------     ----------
     Net rental merchandise                            276,012        292,965        303,682

Property and equipment, at cost
   Land and building                                    19,810         22,855         22,971
   Furniture and equipment                              84,083         95,594         98,189
   Transportation and equipment                         86,140         87,494         87,851
   Leasehold improvements                               59,206         63,593         73,616
                                                    ----------     ----------     ----------
                                                       249,239        269,536        282,627
   Less accumulated depreciation and
     amortization                                      130,736        146,016        152,475
                                                    ----------     ----------     ----------
     Net property and equipment                        118,503        123,520        130,152
Goodwill, less accumulated amortization
                                                       499,471        479,636        479,517
Other assets, less accumulated amortization
                                                        47,168         48,602         49,199
                                                    ----------     ----------     ----------
                                                    $1,108,280     $1,079,109     $1,085,796
                                                    ==========     ==========     ==========


See accompanying notes.

                                                                              JUNE 30
                                                     MARCH 31                   1998
                                              1997             1998          (UNAUDITED)
                                           -----------      -----------      -----------
Liabilities and Stockholder's Equity

Accounts payable                           $    62,222      $    31,717      $    41,334
Accrued expenses:
   Salaries, wages and fringe benefits          31,523           32,492           31,305
   Other                                        18,948            9,047            9,495
Other liabilities                               40,776           52,986           47,383
Accrued incentives                               1,550            2,161            1,853
Long term loans from affiliates                714,235          714,223          714,663
                                           -----------      -----------      -----------
     Total liabilities                         869,254          842,626          846,033
                                           -----------      -----------      -----------


Stockholder's equity:

   Common stock of $1 par value;
     1,000 shares authorized,
     issued and outstanding                          1                1                1
   Additional paid-in capital                  334,681          334,681          334,681
   Retained deficit                            (95,656)         (98,199)         (94,919)
                                           -----------      -----------      -----------
     Total stockholder's equity                239,026          236,483          239,763
                                           -----------      -----------      -----------


                                           -----------      -----------      -----------
                                           $ 1,108,280      $ 1,079,109      $ 1,085,796
                                           ===========      ===========      ===========


See accompanying notes.

                      THORN Americas, Inc. and Subsidiaries

                      Consolidated Statements of Operations
                             (Dollars in thousands)


                                                                                                THREE MONTHS
                                                                                                ENDED JUNE 30
                                                       YEARS ENDED MARCH 31                  1997           1998
                                                1996           1997           1998               (UNAUDITED)
                                              ---------      ---------      ---------      ------------------------
Revenues:
   Rental revenues and fees                   $ 819,452      $ 850,773      $ 819,949      $ 208,444      $ 214,514
   Sale of merchandise and autos                 64,628         60,249         62,712         12,611         15,141
   Franchise income                               5,364          2,366          2,266            582            560
   Other income                                   8,483         13,483         19,077          4,004          5,206
                                              ---------      ---------      ---------      ---------      ---------
     Total revenues                             897,927        926,871        904,004        225,641        235,421
                                              ---------      ---------      ---------      ---------      ---------

Costs and operating expenses:
   Cost of sales                                 43,345         39,793         45,574          8,524         12,503
   Depreciation and amortization:
     Rental merchandise                         257,383        260,433        244,572         62,852         62,886
     Goodwill                                    19,097         23,164         24,044          6,014          5,884
     Other                                       33,139         35,921         32,825          8,584          8,648
   Salaries, wages and fringe benefits          255,768        272,242        279,796         68,488         72,960
   Advertising                                   33,895         30,284         30,320          8,059          8,188
   Property costs                                52,393         59,244         61,643         15,054         14,886
   Other operating expenses                     116,289        143,487        117,597         27,541         29,579
   Restructuring charges                         12,600             --         12,292             --             --
                                              ---------      ---------      ---------      ---------      ---------
       Total costs and operating expenses
                                                823,909        864,568        848,663        205,116        215,534
                                              ---------      ---------      ---------      ---------      ---------

       Operating income                          74,018         62,303         55,341         20,525         19,887
                                              ---------      ---------      ---------      ---------      ---------

Other (income) expense:
   Interest:
     Related parties, net                        79,692         53,078         45,961         10,888         11,271
     Other interest, net                            515           (427)           223            (63)           (80)
   Other                                            101           (254)           (88)           (81)            72
                                              ---------      ---------      ---------      ---------      ---------
                                                 80,308         52,397         46,096         10,744         11,263
                                              ---------      ---------      ---------      ---------      ---------
       Income (loss) before income  taxes
                                                 (6,290)         9,906          9,245          9,781          8,624
   Income taxes                                   6,771         13,880          7,760          5,950          5,344
                                              ---------      ---------      ---------      ---------      ---------
       Net income (loss)                      $ (13,061)     $  (3,974)     $   1,485      $   3,831      $   3,280
                                              =========      =========      =========      =========      =========


See accompanying notes.

                      THORN Americas, Inc. and Subsidiaries

                 Consolidated Statements of Stockholder's Equity
                             (Dollars in thousands)

                For the years ended March 31, 1996, 1997 and 1998

                                                    ADDITIONAL                       TOTAL
                                       COMMON        PAID-IN        RETAINED     STOCKHOLDER'S
                                       STOCK         CAPITAL        DEFICIT          EQUITY
                                     ----------     ----------     ----------    -------------
Balance at March 31, 1995
   As previously reported            $        1     $  180,210     $  (75,636)     $  104,575
   Adjustment for reorganization
     /demerger                               --             --         (2,985)         (2,985)
                                     ----------     ----------     ----------      ----------
   Adjusted balance                           1        180,210        (78,621)        101,590
   Net loss                                  --             --        (13,061)        (13,061)
                                     ----------     ----------     ----------      ----------
Balance at March 31, 1996                     1        180,210        (91,682)         88,529
   Net loss                                  --             --         (3,974)         (3,974)
   Capital contributed by Parent             --        154,471             --         154,471
                                     ----------     ----------     ----------      ----------
Balance at March 31, 1997                     1        334,681        (95,656)        239,026
   Net income                                --             --          1,485           1,485
   Advance to unconsolidated
     New Zealand division                    --             --         (4,028)         (4,028)
                                     ----------     ----------     ----------      ----------
Balance at March 31, 1998                     1        334,681        (98,199)        236,483
   Net income (unaudited)                    --             --          3,280           3,280
                                     ----------     ----------     ----------      ----------
Balance at June 30, 1998
   (unaudited)                       $        1     $  334,681     $  (94,919)     $  239,763
                                     ==========     ==========     ==========      ==========


See accompanying notes to consolidated financial statements.

                      THORN Americas, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                             (Dollars in thousands)


                                                                                                          THREE MONTHS
                                                                                                          ENDED JUNE 30
                                                                YEARS ENDED MARCH 31                   1997           1998
                                                         1996           1997           1998               (UNAUDITED)
                                                       ---------      ---------      ---------      ------------------------
Cash flows from operating activities:
  Net income (loss)                                    $ (13,061)     $  (3,974)     $   1,485      $   3,831      $   3,280
   Adjustments to reconcile net income (loss)
     to net cash provided by operating activities:
   Rental merchandise losses                               9,463         11,152         10,126          1,054          2,656
   Depreciation and amortization                         309,619        319,518        301,441         77,450         77,418
   Interest added to principal balance,
     loan from affiliates                                 88,891         34,468             --             --             --
   Deferred income taxes                                  (5,341)       (10,277)            96             --             --
   Restructuring charges                                   7,814             --          6,851             --             --
   Changes in operating assets and liabilities
     net of effects from business combinations:
     Accounts receivable - other                            (407)        (3,930)       (16,598)         8,297          4,615
     Accounts receivable - affiliated companies           21,826            480           (480)            --             --
     Prepaid expenses                                     (3,697)         1,604          1,055            316           (441)
     Merchandise and auto inventory                       (6,622)        (9,443)        (1,212)         7,682         (3,625)
     Accounts payable                                     12,748         11,112        (30,505)       (22,860)         9,617
     Accrued expenses, other liabilities and
       accrued incentives                                  4,968         32,954         (3,100)        (3,059)        (6,650)
                                                       ---------      ---------      ---------      ---------      ---------
       Net cash provided by operating activities         426,201        383,664        269,159         72,711         86,870

Cash flows from investing activities:
   Proceeds from sale of rental merchandise               43,858         50,998         39,474          9,441          8,040
   Net funds received from affiliated company             17,427        141,672         47,557            914         14,322
   Advance to unconsolidated New Zealand division             --             --         (4,028)            --             --
   Acquisition of rental merchandise                    (299,704)      (289,483)      (306,792)       (64,506)       (83,320)
   Acquisition of property and equipment                 (44,642)       (32,306)       (38,077)        (5,630)       (15,454)
   Acquisition of rental companies, net of cash
     acquired                                           (124,577)       (21,073)        (7,626)        (1,448)        (4,040)
   Purchase of Minority Interest                              --             --             --             --         (3,000)
   Decrease in undistributed IRB funds                     2,250             --             --             --             --
   Other                                                 (10,330)       (10,658)        (1,977)          (752)          (127)
                                                       ---------      ---------      ---------      ---------      ---------
       Net cash used by investing activities           $(415,718)     $(160,850)     $(271,469)       (61,981)       (83,579)

Continued on following page.

                      THORN Americas, Inc. and Subsidiaries

                             (Dollars in thousands)


                                                                                                        THREE MONTHS
                                                                                                        ENDED JUNE 30
                                                              YEARS ENDED MARCH 31                   1997          1998
                                                       1996           1997           1998               (UNAUDITED)
                                                     ---------      ---------      ---------      -----------------------
Cash flows from financing activities:
   Advances from parent                              $      --      $      --      $      --      $     592     $     440
   Repayment of bond obligations                        (1,740)        (7,322)            --             --            --
   Repayments of loan from parent                           --       (208,640)           (12)            --            --
                                                     ---------      ---------      ---------      ---------     ---------

     Net cash used by financing activities              (1,740)      (215,962)           (12)           592           440
                                                     ---------      ---------      ---------      ---------     ---------

Net increase (decrease) in cash                          8,743          6,852         (2,322)        11,322         3,731

Cash at beginning of year                               10,482         19,225         26,077         26,077        23,755
                                                     ---------      ---------      ---------      ---------     ---------

Cash at end of year                                  $  19,225      $  26,077      $  23,755      $  37,399     $  27,486
                                                     =========      =========      =========      =========     =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:
     Interest                                        $   4,862      $  30,431      $  48,709      $  11,476     $  11,502
     Income taxes                                        4,295         17,102         23,991          9,265           252

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES

During fiscal 1997, as part of the demerger transaction, the Company received a capital contribution of $154,471 related to a reduction of affiliated indebtedness.

DISCLOSURE OF ACCOUNTING POLICIES

For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include currency on hand, demand deposits and short-term investments with a maturity of three months or less with banks or other financial institutions.

                      THORN AMERICAS, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements
                             (Dollars in thousands)

                          March 31, 1996, 1997 and 1998

        (Information as of June 30, 1998 and for the three-month periods ended June 30, 1997 and 1998 is unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRINCIPLES OF CONSOLIDATED FINANCIAL STATEMENTS

Prior to April 1996, THORN Americas, Inc. (TA) was a wholly-owned subsidiary of THORN EMI North America Holdings, Inc. (TEMINAH) and TEMINAH was an indirectly wholly-owned subsidiary of THORN EMI plc., a United Kingdom limited liability company. Effective August 19, 1996, the demerger and reorganization of the THORN EMI group was completed and the rental, rental-purchase and related businesses of THORN EMI group were transferred to THORN plc. (THORN), a newly formed United Kingdom limited liability company. As a result of this demerger and reorganization, TA became a wholly owned subsidiary of THORN International BV, (hereinafter referred to as the "Parent"). The Parent is an indirectly wholly-owned subsidiary of THORN. The consolidated financial statements include the accounts of THORN Americas, Inc. and its wholly-owned subsidiaries, except for the net assets and operations of its New Zealand division, which had net assets at March 31, 1997 and 1998 of $7,608 and $10,242, respectively, hereinafter referred to collectively as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

THORN Americas, Inc., dba Rent-A-Center (RAC), Remco America, Inc. (Remco), U-Can Rent, and THORN Services International (TSI) operate approximately 1,400 rent-to-own stores throughout the United States. RAC, Remco and U-Can Rent principally rent consumer electronics, appliances and furniture on a short or long term basis. Ownership of the merchandise may be transferred to the consumer when rented on a long term basis, usually 6 to 30 months. TSI services the rental merchandise and provides warehouse and merchandise distribution services to the RAC, Remco and U-Can Rent stores.

During fiscal 1998, the Company began testing a used auto sales business, under the tradename AdvantEDGE Quality Cars. This proposition offers a retail transaction on the sale of used autos with installment financing available through the Company.

Certain reclassifications have been made in the 1996 and 1997 consolidated financial statements to conform with the 1998 format.

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

MERCHANDISE AND AUTO INVENTORY

Merchandise inventory consists primarily of rental merchandise which is temporarily stored in distribution centers awaiting assignment to a store. Rental merchandise inventory is stated at average cost. In fiscal 1998, merchandise and auto inventory also includes inventory associated with the Company's auto business. Auto inventory is stated at actual cost.

RENTAL MERCHANDISE, RELATED RENTAL REVENUES AND DEPRECIATION

Rental merchandise is rented to customers pursuant to rental agreements which generally provide for either weekly or monthly rental terms, with rental payments collected in advance. The rental agreements may be terminated at any time by the customers, and if terminated, the rental merchandise is returned to the Company. Rental revenue is recognized as collected.

Merchandise rented to customers or available for rent is classified in the consolidated balance sheets as rental merchandise and is being depreciated on a straight-line basis over various periods ranging from 6 to 30 months (a majority of rental merchandise is depreciated over 18 to 24 month periods).

DEPRECIATION AND AMORTIZATION

Depreciation of furniture and equipment, transportation equipment and buildings is computed on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the term of the related leases.

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL

Goodwill represents the excess of cost over the fair value of the net assets of businesses acquired and is amortized on the straight-line method over periods ranging from 2 to 40 years. Accumulated amortization of goodwill was $149,210 and $173,254 at March 31, 1997 and 1998, respectively.

OTHER ASSETS

Other assets consist of territory rights, covenants not to compete, deferred software costs, and other tangible and intangible amounts. Other assets, which are amortizable, are amortized using the straight-line method over periods ranging from 3 to 25 years. Accumulated amortization of these assets was $14,797 and $17,091 at March 31, 1997 and 1998, respectively.

SALE OF MERCHANDISE AND AUTOS

Sale of merchandise and autos consists primarily of sales of used rental merchandise, including proceeds from early payoffs of rental purchase contracts, and automobile sales in connection with the Company's auto business which opened in fiscal 1998.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the carrying amounts of such assets cannot be recovered by the undiscounted future net cash flows likely to be generated.

ADVERTISING COSTS

Costs incurred for communicating and producing advertising are expensed the first time the advertising occurs. During fiscal 1996, 1997 and 1998, advertising expense was $33,895, $30,284 and $30,320, respectively.

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company participates in stock option and share rights plans sponsored by THORN that provide for the granting of stock options (Thorn Share Option Plan) to exempt level employees and share rights (Share Appreciation Rights Plan) to certain key executives of the Company. The stock options and share rights, which are associated with THORN stock, are typically issued annually and vest over a three year period, subject to certain performance criteria. Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company applies APB Opinion 25 "Accounting for Stock Issued to Employees" in accounting for stock options.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that were exposed to concentrations of credit risk consist primarily of cash. The Company places its funds into high credit quality financial institutions and, at times, such funds may be in excess of the Federal Depository insurance limit.

UNAUDITED INTERIM FINANCIAL DATA

The interim financial data at June 30, 1998, and for the three-month periods ended June 30, 1997 and 1998, included herein, are unaudited and, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of financial position and the results of operations and cash flows for such interim periods.

2. ACQUISITIONS AND MERGERS

The Company maintains an ongoing program to acquire selected rental operations. During fiscal 1998, the Company acquired in purchase transactions eight rental operations for an aggregate $7,626 net of cash acquired, of which $4,209 was accounted for as goodwill. During fiscal 1997, the Company acquired in purchase transactions twelve rental operations for an aggregate $21,073 net of cash acquired, of which $15,292 was accounted for as goodwill. During fiscal 1996, the Company acquired in purchase

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


2. ACQUISITIONS AND MERGERS (CONTINUED)

transactions seven rental operations for an aggregate $124,577 net of cash acquired, of which $85,363 was accounted for as goodwill. The operations of the stores are included in the Company's consolidated financial statements beginning on the date of acquisition. The Company is continuing to consider the acquisition of additional rental operations.

On August 19, 1996 the demerger of the THORN EMI group was completed and the rental, rental-purchase and related businesses of the THORN EMI group were transferred to THORN plc. This resulted in, among other things, the Company acquiring 100 percent of the common stock of Remco Americas, Inc. in exchange for the Company's twelve percent investment interest in the common stock of an affiliated company, Thorn EMI North America, Inc. (TENA). The Company's investment in TENA was accounted for under the cost method of accounting and had a net book carrying value of $50,000. The affiliates from which this common stock and these net assets were purchased were under the common control of the Company's indirect parent at the time of the transaction and accordingly, the assets and liabilities were recorded at their historical cost in a manner similar to that of a pooling of interest. The accompanying financial statements include the accounts and operations of these affiliates as if they were a part of the Company at the beginning of fiscal 1996.

3. LOANS FROM AFFILIATES

Prior to the demerger, the Company had entered into a loan agreement with TEMINAH which required the Company to pay to TEMINAH $2,129,280 on July 2, 2004. This amount consisted of principal plus interest compounded at ten percent (10%) per year. As a part of the demerger transaction the Company and an affiliated company, Thorn Finance, plc. (TFP), refinanced the loan agreement, requiring the Company to pay TFP $710,818 together with all accrued and unpaid interest on the unpaid balance on July 2, 2010. In connection with this refinancing the Company paid $200,000 on the original note. In addition, $50,000 of this note was forgiven by TEMINAH and recorded as a contribution of capital in the accompanying statement of stockholders' equity.

During fiscal 1998, interest accrues at a variable rate equal to 120% of the "Applicable Federal Rate" (AFR), designated as "Compounding Monthly," for debt instruments with a maturity of less than three years (6.3% at March 31, 1998). During fiscal 1997, the interest rate was equal to fifty (50) basis points above the AFR (6.18% at March 31, 1997). The terms of the agreement allow the Company to prepay the note in part or in

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


3. LOANS FROM AFFILIATES (CONTINUED)

full, without premium or penalty. The balance on the note payable to TFP, at March 31, 1997 and 1998 was $714,235 and $714,223, respectively.

4. ACCOUNTS RECEIVABLE - AFFILIATED COMPANIES

Accounts receivable from affiliated companies includes income taxes payable to Parent of $480 at March 31, 1997 (see Note 9). These balances are not subject to interest. The Company has short term loans receivable outstanding from TFP totaling $65,000 and $15,000 as of March 31, 1997 and 1998, respectively. Other intercompany receivables/(payables) with affiliated companies totaled $(2,419) and $24 as of March 31, 1997 and 1998, respectively. The year-end net receivable balances are not subject to specified settlement terms.

Prior to the demerger transaction, advances to or from affiliated companies were made as working capital was available or needed. The Company received interest at 125% of the monthly applicable federal rate on the deposited funds. After the demerger transaction the Company continues to earn interest on its excess cash invested with THORN at rates commensurate with short term interest rates available in major U.S. banking markets.

5. COMMITMENTS

The Company leases its store and distribution facilities. Management expects, in the normal course of business, that leases which expire will be renewed or replaced by other leases. At March 31, 1998, the approximate future annual minimum rental payments required under these noncancelable operating leases were as follows:


                1999                                            $39,886
                2000                                             28,625
                2001                                             14,344
                2002                                              6,114
                2003                                              2,475
                Thereafter                                        2,327
                                                                -------
                  Total minimum payments required               $93,771
                                                                =======

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


5. COMMITMENTS (CONTINUED)

Rent expense under noncancelable operating leases for fiscal 1996, 1997, and 1998 was approximately $41,197, $45,973 and $47,590, respectively.

6. INCENTIVE PLANS

The Company has long-term incentive plans for key executives. Payments are contingent upon the Company meeting long-term financial objectives based upon three-year operating cycles. Expense associated with such plans during fiscal 1996, 1997 and 1998 totaled $440, $797 and $1,072, respectively. The expected obligations under these plans at March 31, 1997 and 1998 were $1,550 and $2,161, respectively.

7. SAVINGS PLANS

The Company has a trusteed savings plan for the benefit of eligible employees. The plan provides for the participants to make voluntary contributions to the plan ranging from 1% to 20% of their gross compensation which is matched by the Company at a rate each year as determined by the Company's Board of Directors. The Company may, at its sole discretion, match 100% of the amount contributed by the participant up to 4% of the employee's annual gross compensation.

Effective January 1, 1998, the Company offered a nonqualified saving plan (NSP) for certain designated employees who are within a select group of key management or highly compensated employees. Employees eligible to participate in the NSP may elect to defer up to a maximum of 80% of their salary and up to a maximum of 100% of incentive bonuses. The Company will make a matching deferred contribution of up to 15% of the employee's contribution, not to exceed $15 per employee per plan year.

During fiscal 1996, 1997, and 1998 the expense related to these plans, net of forfeitures, amounted to $3,554, $3,359 and $3,295, respectively.

8. STOCK-BASED COMPENSATION PLANS

In fiscal 1997, the Company adopted the disclosure-only provisions of SFAS 123. SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting proscribed by APB 25. The Company has elected to account for

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


8. STOCK-BASED COMPENSATION PLANS (CONTINUED)

stock based compensation using APB 25, while making the required pro forma disclosures of net earnings as if the fair value-based method had been applied.

Accordingly, no compensation expense has been recorded for the stock option or share rights plans. Had the compensation cost for stock based compensation plans been determined using the fair value method of accounting consistent with SFAS 123, there would have been no significant effect on the Company's net income. The Black-Scholes option-pricing model was used to determine the fair value on the date of grant for the stock options and share rights. As of March 31, 1998 there were awards for 9,961,904 shares outstanding.

SFAS 123 requires certain disclosures to be made about the pricing model assumptions used, exercisable options, option activity, weighted average price per option and option exercise price range for each income statement period. Since the stock option and share rights activity relates only to THORN's stockholders' equity, this information is not presented for the Company.

9. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                  1996          1997          1998
                                --------      --------      --------
          Current:
           Federal              $  8,576      $ 17,487      $  7,050
           State                   3,536         6,670           614
                                --------      --------      --------
             Total current        12,112        24,157         7,664
                                --------      --------      --------

          Deferred:               (4,384)       (7,998)         (532)
           Federal                  (957)       (2,279)          628
                                --------      --------      --------
           State                  (5,341)      (10,277)           96
                                --------      --------      --------
             Total deferred     $  6,771      $ 13,880      $  7,760
                                --------      --------      --------

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


9. INCOME TAXES (CONTINUED)

Prior to the demerger, the Company filed a consolidated federal tax return with TEMINAH and calculated its tax provision in accordance with TEMINAH's tax allocation policy, which provides for calculations on a stand-alone basis with any tax liability or benefit recorded as a payable to or receivable from TEMINAH. Post- demerger, the Company files a consolidated federal tax return with its U.S. subsidiaries and calculates its tax liability based upon income for the applicable periods. During fiscal 1997 in connection with the demerger, TEMINAH forgave $8,721 in tax liability owed to them from the Company. This reduction in liability was treated as a capital contribution by TEMINAH and recorded as an increase in paid-in capital by the Company.

The income tax provision differed from the amount computed by applying the U.S. federal income tax rate of 35% for fiscal 1997 and 1998 to income before income taxes as a result of the following:

                                                                  1996          1997          1998
                                                                --------      --------      --------
          Computed "expected" tax expense                       $ (2,202)     $  3,466      $  3,236
          Increase (reduction) in income taxes
             resulting from:
          Amortization of non-deductible goodwill                  5,336         6,149         6,123
          State and local income tax, net of federal income
          tax benefit                                              2,298         4,336           807
          Reduction of valuation allowance                            --            --        (1,400)
          Other, net                                               1,339           (71)       (1,006)
                                                                --------      --------      --------
                                                                $  6,771      $ 13,880      $  7,760
                                                                ========      ========      ========

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


9. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                1997        1998
                                                              -------     -------
          Deferred tax assets:

             Reserves for contingencies and restructuring     $10,836     $19,704
             Reserves for self-insurance and accrued
               liabilities                                      9,997      11,378
             Alternative minimum tax credit
               carryforward                                        --       6,674
             Property and equipment                             5,146      10,377
             Other                                              4,324       5,520
                                                              -------     -------
               Total deferred tax assets                       30,303      53,653

          Deferred tax liabilities:

             Rental assets                                    $ 4,875     $26,811
             Other                                              4,219       5,729
                                                              -------     -------
               Total deferred tax liabilities                   9,094      32,540
                                                              -------     -------
                 Net deferred tax assets                      $21,209     $21,113
                                                              =======     =======

The alternative minimum tax credit carryforward has no expiration date.

10. CONTINGENCIES

The Company is a defendant in a number of class or alleged class action cases relating to Rent-A-Center's rental-purchase or rent-to-rent agreements as detailed below. Each claim is being adjudicated in the context of the relevant state law which is different in each state. The first five cases referred to below, which seek to recharacterize the transaction from a lease to a credit sale, were filed prior to 1995. Of the remaining four cases, two, filed in late 1997 and early 1998, seek to challenge compliance with the relevant rental-purchase statutes. The remaining two cases, filed in early 1998, seek to challenge the reinstatement fee and in addition, one of the cases alleges that the Liability Damage Waiver (LDW) charge is excessive.

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


10. CONTINGENCIES (CONTINUED)

The Company is a defendant in a class action alleging that Rent-A-Center's rental-purchase agreements are credit sales and do not comply with the requirements of the Minnesota Consumer Protection Statutes and Usury Law. Summary judgment was entered as to liability and was affirmed by the U.S. Eighth Circuit Court of Appeals. The District Court found that the remedy available to the class members would be full recovery of all amounts paid for customers who returned their property and recovery of only the alleged interest for those customers who did not return their property.

Final Judgment as to damages was issued April 15, 1998, in the amount of $29,898 plus interest, although the court is considering the plaintiffs' request for an additional $1,630. The Company will appeal such award of damages and will be required to post a bond in connection therewith. The Company no longer offers its rental-purchase transaction in this state.

The Company and five of its present or former officers are defendants in a Pennsylvania alleged class action resulting from the consolidation of two existing proposed class actions. A third class action lawsuit in Pennsylvania has been stayed pending the outcome of the consolidated action and is incorporated into the settlement relating to that consolidated action. The consolidated action alleges that Rent-A-Center's rental agreements violate the Pennsylvania Goods and Services Installment Sales Act and the federal Racketeer Influenced and Corrupt Organization Act (RICO). A motion for a nationwide class certification has been denied by the court with the provision that plaintiffs may attempt to amend their complaint. A settlement in the amount of $9,350 has been reached with the plaintiffs. A final hearing to obtain the Court's approval was held June 17, 1998, and the Court approved the settlement July 8, 1998.

The class action filed in 1994 in Federal Court in Wisconsin was dismissed for lack of jurisdiction on October 20, 1997. The plaintiffs have re-filed the case in a Wisconsin state court. The new complaint alleges that Rent-A-Center's rental purchase agreements should be deemed consumer credit sales under the Wisconsin Consumer Act, violated Wisconsin's Usury law and violated the Wisconsin Deceptive Practices Act. The Court entered an order July 7, 1998 granting the plaintiff's motion for class certification and denying the Company's motion for partial summary judgment. A pre-trial conference is scheduled August 26, 1998.

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


10. CONTINGENCIES (CONTINUED)

The Company is a defendant in a class action alleging that Rent-A-Center's rental-purchase agreements are credit sales and do not comply with the requirements of the New Jersey Retail Installment Sales Act and violate the New Jersey Consumer Fraud Act and Usury law. In January 1997, summary judgment was granted in favor of the plaintiffs in this case as to violation of the Retail Installment Sales Act and the Consumer Fraud Act; the Court denied the plaintiff's motion on the usury count. However, in September 1997, the Court granted the plaintiff's motion for summary judgment on damages for breach of the Retail Installment Sales Act and the Consumer Fraud Act, adopting the plaintiff's formula of 40% of all rental payments, being the time differential interest equivalent, plus reinstatement fees. This amount was trebled pursuant to the Consumer Fraud Act. Judgment has now been entered for an amount of $100,000 subject to further accounting. Initially, a bond was posted for this amount, and pursuant to further accounting was increased by $63,000 to cover potential damages through April, 1999. The injunction to prevent Rent-A-Center from continuing to trade has been stayed pending the appeal. The Company is appealing this decision to the New Jersey Court of Appeals and intends to pursue all further legal proceedings as appropriate.

The Company is a defendant in a class action alleging that Rent-A-Center violated the Texas Usury Law, the Texas Insurance Law and the Texas Deceptive and Unfair Trade Practices Act. Texas law presently provides that rental purchase agreements are not credit sales. There have been no developments in this case since 1994 and damages are unspecified.

The following information relates to those claims not seeking recharacterization:

The Company is a defendant in an alleged class action in New York. The case has been removed to Federal Court. The complaint alleges that Rent-A-Center engaged in deceptive or unfair acts in contravention of the New York Personal Property Law (the Rent-to-Own Program Law), as well as provisions of the General Business Law relating to consumer protection for deceptive acts and practices and false advertising. The plaintiffs seek both compensatory and punitive damages.

The Company is a defendant in an alleged class action filed in Massachusetts. This claim alleges that Rent-A-Center's transactions and advertising failed to comply with the Massachusetts rental purchase statute and are deceptive under the Massachusetts Consumer Protection Act. The plaintiffs seek both compensatory and punitive damages.

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


10. CONTINGENCIES (CONTINUED)

The Company is a defendant in two alleged class actions filed in the State of Alabama which were filed in January and March, 1998. These claims allege that Rent-A-Center's reinstatement fee constitutes an illegal penalty and that charging such fee constitutes breach of contract. A second claim was added to the second class action alleging the LDW charge is excessive. The plaintiffs seek compensatory damages only.

The claims described above, where not concluded, are being vigorously defended. However, management believes that a loss will be incurred in some of the cases and although a specific amount cannot be estimated due to an inability to reasonably estimate potential losses and potential appellate decisions reversing in whole or in part outstanding lower court judgments, the Company has accrued $34,500 in the accompanying financial statements. If the courts in these actions were to hold that the Company's rental or rental-purchase transactions constitute credit sales, the Company would seek to adapt its agreements, where this has not already occurred, so that they would not be so treated under relevant state laws. Management believes that a final unfavorable outcome in any one of these actions, except for that in Texas, would not have a material adverse effect on the Company's ongoing business. There can be no assurance, however, that final unfavorable outcomes in any of these actions would not have a material effect on the Company's financial condition or results of operations in the year of final adjudication.

The Company is a defendant in an action filed in the Federal District Court in Missouri alleging a policy of racial discrimination against a nationwide class of African-Americans who applied for employment, are currently employed or were formerly employed. The Company denies the allegations and will vigorously oppose certification of a nationwide class. Attempts to certify a nationwide class in a racial discrimination case filed in the Federal District Court in Kansas were dismissed last year.

The Company's management is not aware of any additional legal or arbitration proceedings pending or threatened against the Company which may have any liability significantly in excess of provisions in the accounts.

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


11. FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair values of the Company's financial instruments at March 31, 1998 are as follows:

Loans from affiliated company: It was not practicable to estimate the fair value of the Company's loans from its affiliates because no quoted market prices exist for these unique instruments and there is no intent by management to retire the debts.

12. OFF-BALANCE SHEET RISK

Letters of credit are issued by the Company during the ordinary course of business through banks as required by certain vendor contracts. As of March 31, 1997 and 1998, the Company had outstanding irrevocable stand-by letters of credit for $27,336 and $66,842, respectively.

Subsequent to March 31, 1998, the Company secured a bond in the amount of $32,786 and canceled its previously outstanding stand-by letter of credit in the amount of $4,000, in connection with a class action lawsuit in Minnesota (see
Note 10). The Company and THORN are both guarantors of the bond.

The Company has secured a bond in the amount of $100,000 in connection with a class action lawsuit in New Jersey (See Note 10). The Company and THORN are both guarantors of the bond.

The Company has a $20,000 unused line of credit with a financial institution.

13. RESTRUCTURING CHARGES

During fiscal 1998, the Company discontinued its new concept tests related to its credit retail and check-cashing businesses, closed certain nonperforming rental purchase stores and reorganized certain administrative support functions resulting in a charge to operating income of $12,292. Such restructuring charges include asset valuation reductions of approximately $3,750, future rent obligations of approximately $2,250, employee severance costs of approximately $5,250 and other costs of approximately $1,042. As of March 31, 1998, $6,851 of total restructuring charges remained in accrued liabilities.

During 1996, the Company recorded restructuring charges of $12,600 related to consolidation of offices and reductions in the number of employees. These charges were

                      THORN AMERICAS, Inc. and Subsidiaries

                             (Dollars in thousands)


13. RESTRUCTURING CHARGES (CONTINUED)

primarily made up of the expected costs of employee separations. There was no remaining liability at March 31, 1998.

14. SUBSEQUENT EVENT

On June 17, 1998 THORN announced that it has entered into an agreement to sell the Company to Renter's Choice, Inc, a publicly held rent-to-own company for approximately $900,000 subject to shareholder and Federal Trade Commission approval. A closing date for the transaction has not yet been determined.

In August, 1998, subsequent to its change of control, the Company reached a tentative settlement with the plaintiffs in Wisconsin, in the amount of $16.25 million. Such amount is not accrued in the June 30, 1998 financial statements.

    (b) PRO FORMA FINANCIAL INFORMATION OF RENTERS CHOICE, INC. AND THORN AMERICAS, INC.

            Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998

            Notes to Unaudited Pro Forma Combined Balance Sheet as of June 30,
              1998

            Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997

            Notes to Unaudited Pro Forma Combined Statement of Operation for
              the year ended December 31, 1997

            Unaudited Pro Forma Combined Statement of Operations for the six
              months ended June 30, 1998

            Notes to Unaudited Pro Forma Combined Statement of Operation for
              the six months ended June 30, 1998

                          UNAUDITED PRO FORMA COMBINED
                              FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


         The following unaudited pro forma combined financial information of Renters Choice, Inc. (RCI or the Company) gives effect to the Thorn Americas, Inc. (Thorn) acquisition (the Acquisition) and the offering of $175 million of 11% Senior Subordinated Notes due 2008 (the Offering) as if such transactions were consummated on June 30, 1998, in the case of the Unaudited Pro Forma Combined Balance Sheet, and as if such transactions and the Central Rents, Inc. (Central Rents) acquisition (the Central Acquisition) were consummated on January 1, 1997, in the case of Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 includes Thorn historical information for the year ended March 31, 1998, its fiscal year end. The acquisition of Thorn was completed on August 5, 1998 and the acquisition of Central Rents was completed on May 28, 1998. The aforementioned transactions and the related adjustments are described in the accompanying notes. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The following unaudited pro forma combined financial information is presented for illustrative purposes only, does not purport to be indicative of the RCI's financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what RCI's actual financial position or results of operations would have been had the foregoing transactions been consummated on such dates, nor does it give effect to (i) any transactions other than the foregoing transactions and those described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information or (ii) RCI's, Thorn's, or Central Rents' results of operations since June 30, 1998. Although the following unaudited pro forma combined financial information gives effect to expected annual net savings from the elimination of duplicate general and administrative and field expenses as a result of the aforementioned acquisitions, it does not give effect to additional annual net savings expected to be achieved following consummation of the Acquisition and the Central Acquisition (described in Note (3) to the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31,
1997). Actual amounts could differ from those presented.

         The following unaudited pro forma combined financial information is based upon the historical financial statements of RCI, Thorn, and Central Rents, and should be read in conjunction with such historical financial statements, the related notes, and the Notes to Unaudited Pro Forma Combined Financial Information. In the preparation of the unaudited pro forma combined financial information, it has been generally assumed that the historical value of Thorn's assets and liabilities approximates the fair value thereof, except as described in the Notes to Unaudited Pro forma Combined Financial Information, since an independent valuation has not been completed. RCI will be required to determine the fair value of Thorn's assets and liabilities as of the closing date of the Acquisition. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma combined financial information, there can be no assurance with respect thereof.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                     Thorn
                                               RCI       Thorn      Pro Forma      Acquisition    Offering        Pro Forma
                                           Historical  Historical  Adjustments      Pro forma    Adjustments       Combined
                                           ----------  ----------  -----------     -----------   -----------      ----------
Cash and cash equivalents                  $   23,347  $   27,486  $    5,835 (1)  $   56,668    $   (5,750)(5)   $   50,918
Accounts receivable                             1,799      23,024        (702)(2)      24,121            --           24,121
Rental merchandise, net                       148,432     303,682          --         452,114            --          452,114
Merchandise and auto inventory                     --      43,068          --          43,068            --           43,068
Prepaids and other assets                       2,440       8,555      19,465 (3)      30,460         5,750 (5)       36,210
Property assets, net                           21,479     130,152          --         151,631            --          151,631
Deferred income taxes                           6,479      21,113      26,376 (2)      53,968            --           53,968
Intangible assets, net                        131,862     528,716     (39,253)(2)     621,325            --          621,325
                                           ----------  ----------  ----------      ----------    ----------       ----------


          Total assets                     $  335,838  $1,085,796  $   11,721      $1,433,355    $       --       $1,433,355
                                           ==========  ==========  ==========      ==========    ==========       ==========

                             LIABILITIES AND EQUITY

Accounts payable                           $   14,193  $   41,334  $       --      $   55,527   $       --       $   55,527
Accrued liabilities                            23,067      90,036     (36,353)(2)      76,750           --           76,750
Debt                                          128,235          --     767,500 (1)     895,735           --          895,735
Loans from Thorn plc                               --     714,663    (714,663)(2)          --           --               --
                                           ----------  ----------  ----------      ----------   ----------       ----------


          Total liabilities                   165,495     846,033      16,484       1,028,012           --        1,028,012

Redeemable convertible preferred stock             --          --     260,000 (1)     260,000           --          260,000
Stockholders' equity                          170,343     239,763    (264,763)(4)     145,343           --          145,343
                                           ----------  ----------  ----------      ----------   ----------       ----------


          Total liabilities and
            stockholders' equity           $  335,838  $1,085,796  $   11,721      $1,433,355   $     --         $1,433,355
                                           ==========  ==========  ==========      ==========   ==========       ==========



      See accompanying notes to Unaudited Pro Forma Combined Balance Sheet

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

(1) Adjustment to record the debt and equity required to finance the Acquisition and the repurchase of common stock and use of related proceeds:

    Sources:
       Senior Term Loan A                                                                                $  120,000
       Senior Term Loan B                                                                                   270,000
       Senior Term Loan C                                                                                   330,000
       Senior Subordinated Credit Facility                                                                  175,000
       Redeemable convertible preferred stock                                                               260,000
                                                                                                         ----------

          Total sources                                                                                  $1,155,000
                                                                                                         ==========

    Uses:
       Purchase price of the Acquisition                                                                 $  900,000 (a)
       Estimated purchase price adjustment per agreement                                                     17,600 (a)
       Retirement of existing RCI Debt                                                                      127,500
       Repurchase of RCI common stock                                                                        25,000 (b)
       Transition and integration costs related to the Acquisition                                           45,000 (a)
       Fees and expenses                                                                                     34,065 (a)
       Cash and cash equivalents                                                                              5,835
                                                                                                         ----------

          Total uses                                                                                     $1,155,000
                                                                                                         ==========

    (a) Pro Forma adjustment reflected in Note (2) below. Fees and expenses are also reflected in Note (3)

    (b) Pro Forma adjustment reflected in Note (4) below.


(2) The aggregate purchase price assumed to be paid by RCI and the related purchase accounting for the Acquisition is as follows:

    Aggregate purchase price
       Purchase price per agreement                                                                      $  900,000
       Estimated purchase price adjustment per agreement                                                     17,600
       Estimated legal, accounting and other advisory fees                                                   14,600
       Restructuring charge related to the Acquisition                                                       45,000 (a)
                                                                                                         ----------

                                                                                                         $  977,200
                                                                                                         ==========
    Allocation of purchase price
       Aggregate purchase price                                                                          $  977,200
       Less net book value of assets acquired                                                               239,763
                                                                                                         ----------
                                                                                                            737,437
       Less adjustments to record assets and liabilities acquired at fair market value
          Existing goodwill                                                             $(479,517)
          Other intangible assets                                                         (48,067)(b)
          Existing loans from Thorn plc forgiven                                          714,663
          Existing Accounts receivable - affiliated companies forgiven                       (702)
          Accrued liabilities                                                              36,353 (c)
          Deferred income taxes                                                            26,376 (d)       249,106
                                                                                        ---------        ----------

       Excess cost over fair market value of tangible net assets acquired                                $  488,331 (e)
                                                                                                         ==========

                                 JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)




     (a) Reflects estimated transition and integration costs to be incurred in connection with the Acquisition in accordance with EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination"

           Severance payments and other compensation to employees              $  24,500
           Lease termination and store conversion costs                           20,500
                                                                               ---------
                                                                               $ $45,000
                                                                               =========

     (b) Elimination of other assets such as territory rights and deferred software costs as a result of the Acquisition.

     (c) Elimination of the $34,500 legal reserve for pending class action litigation indemnified by seller and the elimination of $1,853 of accrued incentive payments to employees which are being assumed by seller.

     (d) Deferred tax asset related to the temporary differences between financial statement carrying amounts and tax basis of assets and liabilities acquired, as adjusted, at an assumed income tax rate of 40% for the years in which those differences are expected to be recovered or settled.

     (e) Thorn has not accrued a liability for the Robinson v. Thorn Americas, Inc. litigation in which a New Jersey state court has entered a judgment against Thorn and has ordered Thorn to pay the class of plaintiffs an amount in excess of $100 million. Thorn has posted a $163 million supersedeas bond, which amount was derived from an accounting by the plaintiffs of the projected amount of judgment liability as of April 1999. RCI intends to vigorously defend any actions still pending at the time of the consummation of the Acquisition and, accordingly, in its preliminary purchase accounting, RCI has also not recorded an estimated liability related to this case. This will be treated as a preacquisition contingency by RCI. In the event that RCI is unsuccessful under the appeal, excess cost over fair market value of tangible net assets will be increased by any damages required to be paid.

(3) Represents debt issuance costs associated with the Acquisition.

(4) Reflects the following:

     Elimination of equity                                                     $(239,763)
     Repurchase of RCI common stock                                              (25,000)
                                                                               ---------
                                                                               $(264,763)
                                                                               =========

(5) Adjustment to reflect the costs of the Offering.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                           Thorn
                                                                                                    Pro Forma Adjustments
                                                                      RCI and                     -------------------------
                                  RCI and         Central Rents    Central Rents                  Elimination
                                Central Rents       Pro Forma         Pro Forma        Thorn        Non-RTO
                                Historical (1)     Adjustments        Combined      Historical    Businesses     Acquisition
                                --------------    -------------    -------------    ----------    ----------     -----------
Revenues
  Store
      Rentals and fees             $ 373,926       $     --          $ 373,926      $ 839,026      $ (3,779)(2)  $  (4,202)(3)
      Merchandise sales               18,972             --             18,972         62,712       (16,395)(2)         --
      Other                              793             --                793             --            --             --
   Franchise
      Merchandise sales               37,385             --             37,385             --            --             --
      Royalty income and fees          4,008             --              4,008          2,266            --             --
                                   ---------       --------          ---------      ---------      --------      ---------

           Total revenues            435,084             --            435,084        904,004       (20,174)        (4,202)

Operating expenses
   Direct store expenses
      Depreciation of rental
        merchandise                   87,630             --             87,630        244,572            --         (4,202)(3)
      Cost of merchandise sold        14,885             --             14,885         45,574       (14,853)(2)         --
      Salaries and other expenses    162,458         57,884 (4)        220,342             --            --        449,509 (3)
   Franchise cost of merchandise
      sold                            35,841             --             35,841             --            --             --
   General and administrative
      expenses                        77,559        (60,484)(4)         17,075        513,481       (10,535)(2)   (467,509)(3)
   Indemnified litigation expenses        --             --                 --          6,600            --         (6,600)(5)
   Nonrecurring charges (14)              --             --                 --         14,392        (7,792)(2)         --
   Amortization of intangibles         6,957            939 (6)          7,896         24,044            --         (7,766)(6)
                                   ---------       --------          ---------      ---------      --------      ---------

           Total operating
              expenses               385,330         (1,661)           383,669        848,663       (33,180)       (36,568)

           Operating profit           49,754          1,661             51,415         55,341        13,006         32,366

Interest expense                      10,043           (752)(7)          9,291         46,184            --         30,865(8)
Interest income and other               (304)            --               (304)           (88)           --             --
                                   ---------       --------          ---------      ---------      --------      ---------

           Earnings before
              income taxes            40,015          2,413             42,428          9,245        13,006          1,501

Income tax expense                    17,044            965 (10)        18,009          7,760            --          7,214 (11)
                                   ---------       --------          ---------      ---------      --------      ---------

           Net earnings               22,971          1,448             24,419          1,485        13,006         (5,713)

Preferred dividends                       --             --                 --             --            --          9,888 (13)
                                   ---------       --------          ---------      ---------      --------      ---------

           Earnings allocable to
             common
             stockholders          $  22,971       $  1,448          $  24,419      $   1,485      $ 13,006      $ (15,601)
                                   =========       ========          =========      =========      ========      =========

Basic earnings per share (15):
   Earnings per share                                                $    1.02
                                                                     =========
   Weighted average common
      shares outstanding                                                23,854
                                                                     =========

Diluted earnings per share (15):
   Earnings per share                                                $    1.01
                                                                     =========
   Weighted average common
      and common equivalent
      shares outstanding                                                24,204
                                                                     =========


                                    Acquisitions     Offering      Pro Forma
                                     Pro Forma      Adjustments    Combined
                                    ------------    -----------   ----------
Revenues
  Store
      Rentals and fees               $ 1,204,971     $     --     $ 1,204,971
      Merchandise sales                   65,289           --          65,289
      Other                                  793           --             793
   Franchise
      Merchandise sales                   37,385           --          37,385
      Royalty income and fees              6,274           --           6,274
                                     -----------     --------     -----------

           Total revenues              1,314,712           --       1,314,712

Operating expenses
   Direct store expenses
      Depreciation of rental
        merchandise                      328,000           --         328,000
      Cost of merchandise sold            45,606           --          45,606
      Salaries and other expense         669,851           --         669,851
   Franchise cost of merchandise
      sold                                35,841           --          35,841
   General and administrative
      expenses                            52,512           --          52,512
   Indemnified litigation expenses            --           --              --
   Nonrecurring charges (14)               6,600           --           6,600
   Amortization of intangibles            24,174           --          24,174
                                     -----------     --------     -----------

           Total operating
              expenses                 1,162,584           --       1,162,584

           Operating profit              152,128           --         152,128

Interest expense                          86,340         (519)(9)      85,821
Interest income and other                   (392)          --            (392)
                                     -----------     --------     -----------

           Earnings before
              income taxes                66,180          519          66,699

Income tax expense                        32,983          208 (12)     33,191
                                     -----------     --------     -----------

           Net earnings                   33,197          311          33,508

Preferred dividends                        9,888           --           9,888
                                     -----------     --------     -----------

           Earnings allocable to
             common
             stockholders            $    23,309     $    311     $    23,620
                                     ===========     ========     ===========

Basic earnings per share (15):
   Earnings per share                $       .98                  $       .99
                                     ===========                  ===========
   Weighted average common
      shares outstanding                  23,854                       23,854
                                     ===========                  ===========

Diluted earnings per share (15):
   Earnings per share                $       .96                  $       .98
                                     ===========                  ===========
   Weighted average common
      and common equivalent
      shares outstanding                  24,204                       24,204
                                     ===========                  ===========

 See accompanying notes to Unaudited Pro Forma Combined Statement of Operations

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(1) The following historical combined statement of operations of RCI and Central Rents for the year ended December 31, 1997 has been derived from the audited financial statements of the respective entities:

                                                                            RCI and
                                                                         Central Rents
                                                               Central     Historical
                                                    RCI         Rents       Combined
                                                 ---------    ---------    ---------
Revenues
  Store
     Rentals and fees                            $ 275,344    $  98,582    $ 373,926
     Merchandise sales                              14,125        4,847       18,972
     Other                                             679          114          793
  Franchise
     Merchandise sales                              37,385           --       37,385
     Royalty income and fees                         4,008           --        4,008
                                                 ---------    ---------    ---------
           Total revenues                          331,541      103,543      435,084
Operating expenses
  Store expenses
     Depreciation of rental merchandise             57,223       30,407       87,630
     Cost of merchandise sold                       11,365        3,520       14,885
     Salaries and other expenses                   162,458           --      162,458
  Franchise cost of merchandise sold                35,841           --       35,841
  General and administrative expenses               13,304       64,255       77,559
  Amortization of intangibles                        5,412        1,545        6,957
                                                 ---------    ---------    ---------
           Total operating expenses                285,603       99,727      385,330
           Operating profit                         45,938        3,816       49,754
Interest expense                                     2,194        7,849       10,043
Interest income                                       (304)          --         (304)
                                                 ---------    ---------    ---------
           Earnings (loss) before income taxes      44,048       (4,033)      40,015
Income tax expense (benefit)                        18,170       (1,126)      17,044
                                                 ---------    ---------    ---------
           Net earnings (loss)                   $  25,878    $  (2,907)   $  22,971
                                                 =========    =========    =========

Basic earnings per share:
  Earnings per share                             $   1.04
                                                 ========
  Weighted average common
     shares outstanding                            24,844
                                                 ========
Diluted earnings per share:
  Earnings per share                             $   1.03
                                                 ========
  Weighted average common
     shares outstanding                            25,194
                                                 ========


(2) Reflects the elimination of Thorn's Non-RTO Businesses (including nonrecurring charges of $7,792 as discussed in Note (14)), including used automobiles retailing, credit retailing and check cashing businesses, which had combined revenue of $20.2 million.

                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                 Increase (decrease)
                                                                     ---------------------------------------------------
                                                                                  Store
                                                                                 Expenses
                                                                      Rentals   Depreciation   Salaries    General and
                                                                      and Fees   of Rental       and      Administrative
                                                                      Revenue   Merchandise      Other       Expenses
                                                                    ----------  ------------   ---------  --------------
(3) Reclassification of Thorn store expenses to conform with
        RCI's presentation                                           $      --    $      --    $ 457,807    $(457,807)

      Reclassification Thorn volume and cash discounts from
        purchases to conform with RCI's presentation                    (4,202)      (4,202)          --           --

      Reclassification of Thorn advertising rebates as a reduction
        in store expenses to conform with RCI's presentation                --           --       (5,798)       5,798

      Elimination of income related to a rebate of management fees
        from Thorn plc                                                      --           --           --        2,900
                                                                     ---------    ---------    ---------    ---------
              Total                                                     (4,202)      (4,202)     452,009     (449,109)

      Elimination of duplicate corporate overhead and regional
        management expenses: (a)
        Corporate overhead
           Salaries and benefits                                            --           --           --      (17,400)
           Administrative expenses                                          --           --           --       (1,000)
        Regional management expenses                                        --           --       (2,500)          --
                                                                     ---------    ---------    ---------    ---------
              Total                                                         --           --       (2,500)     (18,400)
                                                                     ---------    ---------    ---------    ---------
                                                                     $  (4,202)   $  (4,202)   $ 449,509    $(467,509)
                                                                     =========    =========    =========    =========


     (a) In addition to cost savings of $20.9 million from the Acquisition and $2.6 million from the Central Acquisition, after the Acquisition is completed the Company is planning to implement certain other initiatives which are expected to generate an additional $9.9 million of annual cost savings. These include making changes to Thorn's product distribution and product service and repair network which would result in estimated annual savings of $22.3 million and $4.6 million, respectively. In addition, the Company is considering other initiatives to increase Thorn's store efficiencies and operating profit. These changes would result in estimated annual additional expenditures of approximately $17.0 million. Therefore, management believes it will achieve $30.8 million of total cost savings from the Acquisition, of which $20.9 million is included in pro forma operating income and $9.9 million of which reflects the net effect of these other initiatives.

(4)
                                                                                                         Increase (decrease)
                                                                                                       --------------------------
                                                                                                        Store
                                                                                                       Expenses
                                                                                                       Salaries    General and
                                                                                                         and       Administrative
                                                                                                        Other        Expenses
                                                                                                       --------    --------------
      Reclassification of Central Rents other store expenses to conform with RCI's presentation        $ 57,684       $(57,684)
      Elimination of duplicate corporate overhead and additional field expenses as a result of the
        Central Rents acquisition                                                                           200         (2,800)
                                                                                                       --------       --------
                                                                                                       $ 57,884       $(60,484)
                                                                                                       ========       ========


(5) Elimination of litigation expense relating to Minnesota and Pennsylvania class action litigation indemnified by seller as part of the Acquisition.

(6) Reversal of historical intangible amortization and recording the pro forma intangible amortization required as a result of the Central Rents and Thorn acquisitions, using estimated useful lives of 5 years for the noncompete agreement (Central Rents), and 30 years for excess costs over fair market value of net assets acquired:


                                                                                                       Central
                                                                                                         Rents         Thorn
                                                                                                       --------       --------
      Reversal of historical intangible amortization                                                   $ (1,545)      $(24,044)
      Pro forma intangible amortization                                                                   2,484         16,278
                                                                                                       --------       --------
                                                                                                       $    939       $ (7,766)
                                                                                                       ========       ========

                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


(7) Change in interest expense as a result of borrowings on the existing revolving credit agreement used to finance the Central Rents acquisition:

      Borrowings of $101.4 million at 7% on the existing
      revolving credit agreement used to finance the
      Central Rents acquisition                                                                                          $  7,097
      Elimination of historical interest expense for Central Rents                                                         (7,849)
                                                                                                                         --------
                                                                                                                         $   (752)
                                                                                                                         ========

(8) Net adjustment to interest expense as a result of the issuance of debt to complete the Thorn acquisition:

      Senior Credit Facilities:
        $120 million Term Loan A at an annual interest rate of 7.95%                                                      $ 9,540
        $270 million Term Loan B at an annual interest rate of 8.20%                                                       22,140
        $330 million Term Loan C at an annual interest rate of 8.45%                                                       27,885
        Annual commitment fee of 0.50% applied to the $120 million unused balance of the Revolving Credit Facility            600
        Annual 2.50% fee applied to the Letter of Credit Facility                                                           3,056
      $175 million Senior Subordinated Facility at an annual interest rate of 11.625%                                      20,344
                                                                                                                         --------
      Cash interest expense                                                                                                83,565
      Amortization of deferred financing costs (a)                                                                          2,628
                                                                                                                         --------
      Pro forma interest expense for the acquisitions                                                                      86,193
      Interest expense relating to existing RCI debt not refinanced                                                           147
                                                                                                                         --------
      Pre-Offering pro forma interest expense                                                                              86,340
      Less: RCI and Central Rents pro forma combined interest expense plus Thorn historical interest expense              (55,475)
                                                                                                                         --------
      Pre-Offering net interest expense adjustment                                                                       $ 30,865
                                                                                                                         ========

      (a) Deferred financing costs are amortized over the term of the related debt (ten years for the Senior Subordinated Facility, six years for the Term Loan A, seven and one-half years for Term Loan B, eight and one-half years for Term Loan C, and six years for both the Revolving Credit and Letter of Credit Facilities).

          A change of 0.125% in the assumed interest rates would result in a $1.1 million change in pro forma interest expense for the year.

(9) Net adjustments to interest expense as a result of the Offering:

           Issuance of Senior Subordinated Notes due 2008 - $175,000 at 11.0%                                            $ 19,250
           Amortization of related deferred financing costs                                                                   575
           Repayment of Senior Subordinated Facility - $175,000 at 11.625%                                                (20,344)
                                                                                                                         --------
                                                                                                                         $   (519)
                                                                                                                         ========

(10) Income tax expense adjustment related to the effects of the Central Rents pro forma adjustments at a 40% effective tax rate.

(11) Income tax expense adjustment related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 40% applied to combined pro forma earnings before income taxes, adjusted for nondeductible goodwill amortization of $16.3 million related to the acquisition of Thorn.

(12) Income tax expense adjustment related to the effects of the Offering adjustments, at a 40% effective tax rate.

(13) In-kind dividends at 3.75% per annum on the $260 million of redeemable convertible preferred stock issued to finance a portion of the Acquisition. For the first five years subsequent to issuance, RCI has the option to pay the quarterly dividends in cash or in-kind with the issuance of additional redeemable convertible preferred stock. RCI's ability to pay the dividends in cash will be subject to restrictions under the Senior Credit Facilities and Senior Subordinated Notes. Dividends reflected herein are assumed to be paid in-kind with the issuance of additional redeemable convertible preferred stock.

(14) Nonrecurring charges relate to Thorn's discontinued non-RTO businesses, the closing of certain non-performing RTO stores, and reorganization of certain administrative support functions aggregating approximately $12.3 million and approximately $2.1 million related primarily to Thorn's writedown of cellular phone inventory.

(15) Weighted average common shares outstanding for both basic and diluted earnings per share were decreased by 990,099 to give pro forma effect of the repurchase of $25 million of RCI common stock at $25.25 per share from RCI's Chief Executive Officer. The assumed conversion of the redeemable convertible preferred stock would have had an anti-dilutive effect on diluted earnings per share for the year ended December 31, 1997, and therefore has been excluded from the computation thereof.

 See accompanying notes to Unaudited Pro Forma Combined Statement of Operations

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                           Thorn
                                                                                                    Pro Forma Adjustments
                                                                      RCI and                     -------------------------
                                  RCI and         Central Rents    Central Rents                  Elimination
                                Central Rents       Pro Forma         Pro Forma        Thorn        Non-RTO
                                Historical (1)     Adjustments        Combined      Historical    Businesses     Acquisition
                                --------------    -------------    -------------    ----------    ----------     -----------
Revenues
   Store
      Rentals and fees             $ 202,136       $     --          $ 202,136      $ 431,879     $  (3,847)(2)  $  (1,398)(3)
      Merchandise sales               12,767             --             12,767         37,035       (13,297)(2)         --
      Other                              281             --                281             --            --             --
   Franchise
      Merchandise sales               17,061             --             17,061             --            --             --
      Royalty income and fees          2,248             --              2,248          1,157            --             --
                                   ---------       --------          ---------      ---------      --------      ---------

        Total revenues               234,493             --            234,493        470,071       (17,144)        (1,398)
Operating expenses
   Direct store expenses
      Depreciation of rental
        merchandise                   45,261             --             45,261        125,048            --         (1,398)(3)
      Cost of merchandise sold        10,275             --             10,275         28,636       (13,043)(2)         --
      Salaries and other expenses     95,287         24,598 (4)        119,885             --            --        226,699 (3)
   Franchise cost of merchandise
      sold                            16,386             --             16,386             --            --             --
   General and administrative
      expenses                        35,039        (25,681)(4)          9,358        261,906        (6,614)(2)   (234,249)(3)
   Indemnified litigation expenses        --             --                 --          5,600            --         (5,600)(5)
   Nonrecurring charges (14)              --             --                 --         10,877        (5,277)(2)         --
Amortization of intangibles            3,378            928 (6)          4,306         11,823            --         (3,684)(6)
                                   ---------       --------          ---------      ---------      --------      ---------

           Total operating
               expenses              205,626           (155)           205,471        443,890       (24,934)       (18,232)
           Operating profit           28,867            155             29,022         26,181         7,790         16,834
Interest expense                       9,677         (5,216)(7)          4,461         26,485            --         12,189(8)
Interest income and other               (238)            --               (238)            --            --             --
                                   ---------       --------          ---------      ---------      --------      ---------
           Earnings before
               income taxes           19,428          5,371             24,799           (304)        7,790          4,645
Income tax expense                     8,327          2,148 (10)        10,475            664            --          6,889 (11)
                                   ---------       --------          ---------      ---------      --------      ---------
           Net earnings (loss)        11,101          3,223             14,324           (968)        7,790         (2,244)
Preferred dividends                       --             --                 --             --            --          4,898 (13)
                                   ---------       --------          ---------      ---------      --------      ---------
           Earnings (loss)
               allocable to common
               stockholders        $  11,101       $  3,223          $  14,324      $    (968)     $  7,790      $  (7,142)
                                   =========       ========          =========      =========      ========      =========

Basic earnings per share (15):
   Earnings per share                                                $     .60
                                                                     =========
   Weighted average common
      shares outstanding                                                23,964
                                                                     =========

Diluted earnings per share (15):
   Earnings per share                                                $     .59
                                                                     =========
   Weighted average common
      and common equivalent
      shares outstanding                                                24,212
                                                                     =========


                                    Acquisitions     Offering      Pro Forma
                                     Pro Forma      Adjustments    Combined
                                    ------------    -----------   ----------
Revenues
   Store
      Rentals and fees                628,770        $     --      $  628,770
      Merchandise sales                36,505              --          36,505
      Other                               281              --             281
   Franchise
      Merchandise sales                17,061              --          17,061
      Royalty income and fees           3,405              --           3,405
                                     --------        --------     -----------

        Total revenues                686,022              --         686,022
Operating expenses
   Direct store expenses
      Depreciation of rental
        merchandise                   168,911              --         168,911
      Cost of merchandise sold         25,868              --          25,868
      Salaries and other expenses     346,584              --         346,584
   Franchise cost of merchandise
      sold                             16,386              --          16,386
   General and administrative
      expenses                         30,401              --          30,401
   Indemnified litigation expenses         --              --              --
   Nonrecurring charges (14)            5,600              --           5,600
Amortization of intangibles            12,445              --          12,445
                                     --------        --------     -----------

           Total operating
               expenses               606,195              --         606,195
           Operating profit            79,827              --          79,827
Interest expense                       43,135            (259)(9)      42,876
Interest income and other                (238)             --            (238)
                                     --------        --------     -----------
           Earnings before
               income taxes            36,930             259          37,189
Income tax expense                     18,028             104 (12)     18,132
                                     --------        --------     -----------
           Net earnings (loss)         18,902             155          19,057
Preferred dividends                     4,898              --           4,898
                                     --------        --------     -----------
           Earnings (loss)
               allocable to common
               stockholders          $ 14,004        $    155     $    14,159
                                     ========        ========     ===========

Basic earnings per share (15):
   Earnings per share                $    .58                     $       .59
                                     ========                     ===========
   Weighted average common
      shares outstanding               23,964                          23,964
                                     ========                     ===========

Diluted earnings per share (15):
   Earnings per share                $    .56                     $      .57
                                     ========                     ===========
   Weighted average common
      and common equivalent
      shares outstanding               33,563                          33,563
                                     ========                     ===========


 See accompanying notes to Unaudited Pro Forma Combined Statement of Operations

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(1) The following historical combined statement of operations of RCI and Central Rents for the six months ended June 30, 1998 has been derived from the unaudited financial statements of the respective entities:

                                                                         RCI and
                                                                       Central Rents
                                                            Central     Historical
                                                  RCI       Rents (a)    Combined
                                              ---------    ----------  -------------
Revenues
  Store
     Rentals and fees                         $ 163,443    $  38,693    $ 202,136
     Merchandise sales                           10,513        2,254       12,767
     Other                                          281           --          281
  Franchise
     Merchandise sales                           17,061           --       17,061
     Royalty income and fees                      2,248           --        2,248
                                              ---------    ---------    ---------
        Total revenues                          193,546       40,947      234,493
Operating expenses
  Store expenses
     Depreciation of rental merchandise          33,839       11,422       45,261
     Cost of merchandise sold                     8,301        1,974       10,275
     Salaries and other expenses                 95,287           --       95,287
  Franchise cost of merchandise sold             16,386           --       16,386
  General and administrative expenses             7,194       27,845       35,039
  Amortization of intangibles                     3,271          107        3,378
                                              ---------    ---------    ---------
        Total operating expenses                164,278       41,348      205,626
        Operating profit (loss)                  29,268         (401)      28,867
Interest expense                                  1,555        8,122        9,677
Interest income                                    (238)          --         (238)
                                              ---------    ---------    ---------
        Earnings (loss) before income taxes      27,951       (8,523)      19,428
Income tax expense (benefit)                     11,566       (3,239)       8,327
                                              ---------    ---------    ---------

        Net earnings (loss)                   $  16,385    $  (5,284)   $  11,101
                                              =========    =========    =========

Basic earnings per share:
  Earnings per share                          $    .66
                                              ========
  Weighted average common
     shares outstanding                         24,954
                                              ========
Diluted earnings per share:
  Earnings per share                          $    .65
                                              ========
  Weighted average common
     shares outstanding                         25,202
                                              ========

     (a) The Central Rents information above reflects their operations for the period (January 1, 1998 through May 28, 1998) prior to acquisition by RCI.

(2) Reflects the elimination of Thorn's Non-RTO Businesses (including nonrecurring charges of $5,277 as discussed in Note (14)), including used automobiles retailing, credit retailing and check cashing businesses, which had combined revenue of $17.1 million.

                         SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                     Increase (decrease)
                                                                     --------------------------------------------------
                                                                                                Store
                                                                                               Expenses
                                                                     Rentals    Depreciation   Salaries    General and
                                                                     and Fees     of Rental      and     Administrative
                                                                      Revenue    Merchandise     Other       Expenses
                                                                     ---------  ------------   ---------    ---------
(3) Reclassification of Thorn store expenses to conform with
        RCI's presentation                                           $      --    $      --    $ 232,107    $(232,107)

      Reclassification Thorn volume and cash discounts from
        purchases to conform with RCI's presentation                    (1,398)      (1,398)          --           --

      Reclassification of Thorn advertising rebates as a reduction
        in store expenses to conform with RCI's presentation                --           --       (4,158)       4,158

      Elimination of income related to a rebate of management fees
        from Thorn plc                                                      --           --           --        2,900
                                                                     ---------    ---------    ---------    ---------
              Total                                                     (1,398)      (1,398)     227,949     (225,049)

      Elimination of duplicate corporate overhead and regional
        management expenses: (a)
        Corporate overhead
           Salaries and benefits                                            --           --           --       (8,700)
           Administrative expenses                                          --           --           --         (500)
        Regional management expenses                                        --           --       (1,250)          --
                                                                     ---------    ---------    ---------    ---------
              Total                                                         --           --       (1,250)      (9,200)
                                                                     ---------    ---------    ---------    ---------

                                                                     $  (1,398)   $  (1,398)   $ 226,699    $(234,249)
                                                                     =========    =========    =========    =========

     (b)  Represents six months of the annual cost savings described in Note
          (3)(a) to the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997.


(4)                                                                                                     Increase (decrease)
                                                                                                    --------------------------
                                                                                                       Store
                                                                                                     Expenses
                                                                                                     Salaries     General and
                                                                                                        and     Administrative
                                                                                                       Other       Expenses
                                                                                                     ---------  --------------
      Reclassification of Central Rents other store expenses to conform with RCI's presentation       $ 24,514    $ (24,514)
      Elimination of duplicate corporate overhead and additional field expenses as a result of the
         Central Rents acquisition                                                                          84       (1,167)
                                                                                                      --------    ---------
                                                                                                      $ 24,598    $ (25,681)
                                                                                                      ========    =========

(5) Elimination of litigation expense relating to Minnesota and Pennsylvania class action litigation indemnified by seller as part of the Acquisition.

(6) Reversal of historical intangible amortization and recording of the pro forma intangible amortization required as a result of the Central Rents and Thorn acquisitions, using estimated useful lives of 5 years for the noncompete agreement (Central Rents), and 30 years for excess costs over fair market value of net assets acquired:

                                                                                                      Central
                                                                                                       Rents       Thorn
                                                                                                      -------     --------
      Reversal of historical intangible amortization recorded by respective entities                  $  (107)    $(11,823)
      Reversal of historical intangible amortization relating to the Central acquisition
        recorded by RCI from the acquisition date through June 30, 1998                                  (207)          --
      Pro forma intangible amortization for six months                                                  1,242        8,139
                                                                                                      -------     --------

                                                                                                      $   928     $ (3,684)
                                                                                                      =======     ========

                         SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

(7) Change in interest expense for six months as a result of borrowings on the existing revolving credit agreement used to finance the Central Rents acquisition:

     Borrowings of $101.4 million at 7%, for six months, on the existing
        revolving credit agreement used to finance the Central Rents acquisition                                         $  3,548
     Elimination of historical interest expense for Central Rents                                                          (8,122)
     Elimination of historical interest expense recorded by RCI from the acquisition date
        through June 30, 1998, relating to the financing of Central Rents acquisition                                        (642)
                                                                                                                         --------

                                                                                                                         $ (5,216)
                                                                                                                         ========

(8) Net adjustment to interest expense for six months as a result of the issuance of debt to complete the Thorn acquisition:

      Senior Credit Facilities:
        $120 million Term Loan A at an annual interest rate of 7.95%                                                     $  4,770
        $270 million Term Loan B at an annual interest rate of 8.20%                                                       11,070
        $330 million Term Loan C at an annual interest rate of 8.45%                                                       13,943
        Annual commitment fee of 0.50% applied to the $120 million unused balance of the Revolving Credit Facility            300
        Annual 2.50% fee applied to the Letter of Credit Facility                                                           1,528
      $175 million Senior Subordinated Facility at an annual interest rate of 11.625%                                      10,172
                                                                                                                         --------
      Cash interest expense                                                                                                41,783
      Amortization of deferred financing costs (a)                                                                          1,314
                                                                                                                         --------
      Pro forma interest expense for the acquisitions                                                                      43,097
      Interest expense relating to existing RCI debt not refinanced                                                            38
                                                                                                                         --------
      Pre-Offering pro forma interest expense                                                                              43,135
      Less: RCI and Central Rents pro forma combined interest expense plus Thorn historical interest expense              (30,946)
                                                                                                                         --------

      Pre-Offering net interest expense adjustment                                                                       $ 12,189
                                                                                                                         ========

     (b) Deferred financing costs are amortized over the term of the related debt (ten years for the Senior Subordinated Facility, six years for the Term Loan A, seven and one-half years for Term Loan B, eight and one-half years for Term Loan C, and six years for both the Revolving Credit and Letter of Credit Facilities).

          A change of 0.125% in the assumed interest rates would result in a $.6 million change in pro forma interest expense for the six months ended June 30, 1998.

(9)  Net adjustments to interest expense for six months as a result of the
     Offering:

           Issuance of Senior Subordinated Notes due 2008 - $175,000 at 11.0%                                           $  9,625
           Amortization of related deferred financing costs                                                                  288
           Repayment of Senior Subordinated Facility - $175,000 at 11.625%                                               (10,172)
                                                                                                                        --------

                                                                                                                        $   (259)

(10) Income tax expense adjustment related to the effects of the Central Rents pro forma adjustments at a 40% effective tax rate.

(11) Income tax expense adjustment related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 40% applied to combined pro forma earnings before income taxes, adjusted for nondeductible goodwill amortization of $8.1 million related to the acquisition of Thorn.

(12) Income tax expense adjustment related to the effects of the Offering adjustments, at a 40% effective tax rate.

(13) Six months of in-kind dividends at 3.75% per annum on the $260 million of redeemable convertible preferred stock issued to finance a portion of the Acquisition. For the first five years subsequent to issuance, RCI has the option to pay the quarterly dividends in cash or in-kind with the issuance of additional redeemable convertible preferred stock. RCI's ability to pay the dividends in cash will be subject to restrictions under the Senior Credit Facilities and Senior Subordinated Notes. Dividends reflected herein are assumed to be paid in-kind with the issuance of additional redeemable convertible preferred stock.

(14) Nonrecurring charges relate to Thorn's discontinued non-RTO businesses, the closing of certain non-performing RTO stores, and reorganization of certain administrative support functions aggregating approximately $9.8 million and approximately $1.1 million related primarily to Thorn's writedown of cellular phone inventory.


(15) Weighted average common shares outstanding for both basic and diluted earnings per share were decreased by 990,099 to give pro forma effect of the repurchase of $25 million of RCI common stock at $25.25 per share from RCI's Chief Executive Officer. Weighted average common shares outstanding for diluted earnings per share were increased by 9,350,957 to reflect the conversion of the redeemable convertible preferred stock to RCI common stock at a conversion price of $27.935 per share. For the six months ended June 30, 1998, the conversion of the redeemable convertible preferred stock is dilutive; therefore, preferred dividends of $4,898 were added to earnings allocable to common stockholders when computing diluted earnings per share.

    (c)      EXHIBITS

    2.1 Stock Purchase Agreement, dated June 16, 1998, by and among the Registrant, Thorn International B.V., and Thorn plc.(1)

    23.1     Consent of Ernst & Young LLP.


----------

(1) Incorporated herein by reference to Exhibit 2.9 of the Registrants' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and filed on August 14, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RENTERS CHOICE, INC.




DATE:  August 25, 1998                 BY:  /s/ J. ERNEST TALLEY
                                           -------------------------------------
                                           J. Ernest Talley
                                           Chief Executive Officer

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER     DESCRIPTION
       -------    -----------
         2.1      Stock Purchase Agreement, dated June 16, 1998, by and among the Registrant, Thorn International B.V., and Thorn plc.(1)

         23.1     Consent of Ernst & Young LLP.

----------

(1) Incorporated herein by reference to Exhibit 2.9 of the Registrants' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and filed on August 14, 1998.